SCHEDULE 14A
                                 (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|
Check the appropriate box:

|_|   Preliminary Proxy Statement
                                         |_|   Confidential, For Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|X|   Soliciting Material Under Rule
      14a-12

                              Post Properties, Inc.
                              ---------------------
                (Name of Registrant as Specified in Its Charter)

                                John A. Williams
                                ----------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |X| No fee required.
   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

   |_|      Fee paid previously with preliminary materials:

   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
   (1) Amount previously paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

                 Protect your Post Properties Investment
                 Vote GOLD to Restore Shareholder Value



CLICK HERE TO READ MR. WILLIAMS' PRELIMINARY PROXY STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 2003.

ATTENTION: POST PROPERTIES SHAREHOLDERS

John A. Williams, the founder of Post Properties, Inc., Chairman Emeritus and a director of the Company, and the previous Chairman and CEO, is also Post's largest shareholder.

He has concluded that the incumbent Board of Directors lacks the experience and capability to restore and build value for all Post shareholders.

That's why Mr. Williams has initiated an effort to solicit proxies so that shareholders can take action at Post Properties' 2003 Annual Meeting. A number of long-standing Post Shareholders have already committed to support Mr. Williams' efforts. Shareholders are urged to elect an independent slate of experienced executives and real estate professionals to serve as directors who will work more effectively in the best interests of all Post shareholders.

Given Post Properties' disappointing financial performance, Mr. Williams firmly believes the interests of all Post shareholders would be better served if his five independent nominees are elected. Shareholders must act now. Mr. Williams believes his proposed alternate slate of directors plus himself have the industry experience, proven track records, financial expertise, and in particular, the independence that is necessary to:

-  RAISE THE QUALITY OF POST'S CORPORATE GOVERNANCE,

-  IMPROVE POST'S OPERATING PERFORMANCE, AND

-  ENHANCE SHAREHOLDER VALUE.

    [Graph of 2002 Price Performance of Post Properties, Inc. and Peer Group]

If you own stock of Post Properties, please visit this website regularly for information that will help you learn more and provide you with instructions of how to join Mr. Williams and the other Post shareholders who want to restore and enhance value at Post Properties.

On April 7, 2003, Mr. Williams filed a preliminary proxy statement with the Securities and Exchange Commission relating to his solicitation of proxies from shareholders of Post Properties, Inc. with respect to Post Properties' 2003 Annual Meeting. Mr. Williams will file with the Commission, and will furnish to Post Properties shareholders, a definitive proxy statement regarding his solicitation of proxies from Post Properties shareholders with respect to the 2003 Annual Meeting. Mr. Williams may also file additional proxy solicitation materials.

MR. WILLIAMS ADVISES ALL POST PROPERTIES SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND ANY ADDITIONAL PROXY SOLICITATION MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Mr. Williams' preliminary proxy statement is, and the definitive proxy statement and any additional proxy solicitation materials will be, available for free at the Securities and Exchange Commission's Internet web site at http://www.sec.gov. You may also obtain a free copy of Mr. Williams' definitive proxy statement, when it becomes available, and other relevant documents by writing to MacKenzie Partners at 105 Madison Avenue, 14th Floor, New York, NY 10016.

If you have any questions about the proxy materials, you may call MacKenzie Partners, Inc. at (800) 322-2885.

                  Protect your Post Properties Investment
                  Vote GOLD to Restore Shareholder Value




George R. Puskar
Roy E. Barnes
Paul J. Dolinoy
Thomas J.A. Lavin                   [photo]
Jansen Noyes III                GEORGE R. PUSKAR


George R. Puskar retired in June 2000 after 33 years in the real estate industry. Mr. Puskar was Chairman and Chief Executive Officer of Equitable Real Estate Investment Management, Inc., which was one of the world's most diversified real estate organizations with over $36 billion in assets under management and was ranked as the leading manager of United States pension real estate assets. He was elected an officer of Equitable in 1977 and President of Equitable Real Estate in 1984.

Over the years, Mr. Puskar has been active in numerous real estate organizations and has served on the Boards of NRC (National Realty Committee), ICSC (International Council of Shopping Centers), NACREIF (National Council of Real Estate Investment Fiduciaries), and U.L.I. (Urban Land Institute). From 1993 until 1997, Mr. Puskar was also a Board member of Carr-America Real Estate Investment Trust. Currently, Mr. Puskar serves on the Board of Directors and Investment Committee of I-Star Financial, a NYSE listed real estate investment trust with a $4.3 billion portfolio of assets.

Effective May 14, 2003, Mr. Puskar anticipates that he will be elected to the Board of New Plan Excel Realty Trust, a self-managed real estate investment trust with a national portfolio of community and neighborhood shopping centers totaling approximately $3.7 billion in assets. He is currently Chairman of Solutions Manufacturing, Inc., a manufacturer of electronic components based in Rockledge, Florida, and he is active as a Vice-Chairman of World Team Sports, an organization that specializes in unique athletic events with teams built around disabled athletes.


                                     [photo]
                                  ROY E. BARNES


Roy E. Barnes is the immediate past Governor of the State of Georgia, having served in that office from January 1999 until January 2003. During his term as Governor, Governor Barnes also served as the Chairman of the Southern Regional Education Board, Chairman of the Southern Governor's Association and Chairman of the Education Commission of the States. Governor Barnes is presently donating six months of his time as a full-time volunteer at Atlanta Legal Aid, which provides free legal services to the poor and elderly in civil matters.

In addition to his long career as a public servant, Governor Barnes has also conducted a successful law practice for many years, and he has been actively involved in business, especially banking. He served on the Board of Directors of First National Bank of Cobb County in the mid-1970's and was one of the organizers of Cobb Savings and Loan Association and Community Bank and Trust (later named Georgia State Bank). Governor Barnes also served as a Director of Alcovy Banking Company, and, together with his brother, founded an extended stay motel chain that operates under the name Efficiency Lodge, Inc. Governor Barnes was recently awarded the 2003 John F. Kennedy Profiles in Courage Award by the John F. Kennedy Library Foundation.


                                     [photo]
                                 PAUL J. DOLINOY


Paul J. Dolinoy has over 31 years of real estate and investment management experience. He retired in June 2000 as President of Lend Lease Real Estate Investments, Inc., one of the largest real estate investment managers in the world, with over $38 billion in real estate and commercial mortgages under management for institutional and private clients in the United States. Prior to Lend Lease's acquisition of Equitable Real Estate in 1997, Mr. Dolinoy served in various executive officer capacities with Equitable since 1978, including Senior Executive Vice President and head of Equitable Real Estate Institutional Advisors, which provided real estate investment management service to institutional investors.

Following his retirement and until January 2002, Mr. Dolinoy served as Chairman of the Lend Lease Portfolio Assurance Committee, as a member of Lend Lease's Prime Property Fund Investor Council and as a Senior Consultant to Lend Lease. Currently he serves as Board Chairman of the J. P. Morgan United States Real Estate Income and Growth Fund, as a member of the New York State Teachers' Retirement System Real Estate Advisory Committee and as a Consultant to General Motors Acceptance Corporation Institutional Advisors. Mr. Dolinoy has served on various boards and committees including the Pension Real Estate Association Board and Executive Committee and Equitable Real Estate's Executive and Investment Committees.


                                     [photo]
                                THOMAS J.A. LAVIN


Thomas J.A. Lavin is an independent real estate advisor and consultant with 30 years of experience in the public and private real estate capital markets. From 1999 to 2002, Mr. Lavin ran the commercial mortgage lending operation at Metropolitan Life Insurance Co. where he was responsible for all aspects of a $19 billion portfolio and $3 billion in annual originations. From 1997-99, Mr. Lavin was a managing director of Citicorp Securities, where he was responsible for origination of all major securitized and syndicated real estate financings. In 1995 and 1996, he advised on the sale of over $2 billion in commercial property sales for several clients.

From 1992-95, he was managing director and head of the real estate investment banking group of Smith Barney. During his tenure, the group raised $8.3 billion of capital principal in common equity for REITs. In 1991-92, he was President of Weatherall, Green & Smith US, the U.S. branch of a global real estate consulting company, where he developed acquisition opportunities for the firm's European clients. From 1986-90, he was head of the real estate investment banking group at The First Boston Corporation. He is a Council Chairperson for the Urban Lane Institute and is a member of the Real Estate Roundtable of New York University.


                                     [photo]
                                JANSEN NOYES III


Jansen Noyes III is currently Senior Vice President of Emigrant Savings Bank, where he has been employed since 1989. Emigrant Savings Bank is a privately held bank based in New York, with over $10 billion in assets. In that capacity, Mr. Noyes is the officer in charge of the Bank's commercial real estate division, and is responsible for all commercial real estate lending and related activities for a $1.2 billion portfolio ($500 million of which is multi-family properties).

From January 1988 until May 1989, Mr. Noyes was employed by Prudential Realty Group as Vice President and Team Leader, where he was responsible for sourcing, underwriting and closing major real estate equity transactions. From May 1979 until December 1987, Mr. Noyes served as a Senior Vice President of Manufacturers Hanover Trust Company and head of the national lending group of its real estate division. In that role, he was responsible for the origination and administration of all real estate loans and relationships in the U.S. outside of New York. Between 1982 and 1987, the loan portfolio grew from $556 million to $2.7 billion. During Mr. Noyes' tenure at Manufacturers Hanover, it provided over $290 million in financings to Post Properties on 18 properties.

                 Protect your Post Properties Investment
                 Vote GOLD to Restore Shareholder Value



April 9, 2003
STATEMENT OF JOHN A. WILLIAMS IN RESPONSE TO POST PROPERTIES ANNOUNCEMENT



April 8, 2003
JOHN A. WILLIAMS FILES PRELIMINARY PROXY FOR ELECTION OF INDEPENDENT SLATE TO POST PROPERTIES BOARD OF DIRECTORS AND SCHEDULE 13D



April 7, 2003
JOHN A. WILLIAMS ANNOUNCES INTENTION TO SOLICIT PROXIES FOR ELECTION OF INDEPENDENT SLATE TO POST PROPERTIES BOARD OF DIRECTORS

                 Protect your Post Properties Investment
                 Vote GOLD to Restore Shareholder Value


April 9, 2003
RESTORING VALUE AND INVESTOR CONFIDENCE IN POST PROPERTIES

                 Protect your Post Properties Investment
                 Vote GOLD to Restore Shareholder Value


April 7, 2003
PRELIMINARY PROXY STATEMENT

                 Protect your Post Properties Investment
                 Vote GOLD to Restore Shareholder Value


FREQUENTLY ASKED QUESTIONS

Q: WHO IS JOHN A. WILLIAMS?

A: John A. Williams is the founder, largest shareholder (he holds beneficial ownership of 2,887,815 shares of Post Properties common stock (including currently exercisable options and partnership units convertible for common stock), equivalent to approximately 7.3% of shares outstanding) and a director of Post Properties. He is also the previous Chairman and CEO of the Company - and is well aware of the way Post's Board operates.

Mr. Williams knows Post and the multifamily apartment market intimately. He has been involved with the apartment business for almost 40 years.

He believes the incumbent Board is inexperienced in the multifamily real estate industry and ill equipped to implement a plan for recovery and growth that will enhance value for all shareholders.


[Link to: John A. Williams Bio.:

[Photo]

John Williams founded Post Properties in 1971, and managed its business as a private real estate company until 1993. In 1993, Post Properties succesfully completed an initial public offering of its common stock. Following this initial public offering, Mr. Williams continued as Chairman and Chief Executive Officer. Mr. Williams resigned as Chief Executive Officer of Post Properties on March 26, 2001, effective as of July 1, 2002. He continued to serve as Chairman of Post Properties until February 20, 2003, at which time he became Chairman Emeritus. Mr. Williams continues to be a director and Post Properties' largest shareholder, having beneficial ownership of approximately 7.3% of the outstanding Post Properties common stock (assuming exercise of his options and conversion into common stock of his partnership units in Post Properties' operating partnership).]



Q: WHY IS MR. WILLIAMS PROPOSING THAT SHAREHOLDERS VOTE TO ELECT AN INDEPENDENT SLATE OF DIRECTORS AT THE MAY 22ND POST ANNUAL MEETING?

A: John A. Williams, like other Post shareholders, has watched the stock's negative performance. He has seen the Board consistently indicate its unwillingness to consider proposals to fix the Company and enhance shareholder value. He has concluded that the incumbent Board lacks the experience and capability to restore and build value for all Post shareholders.
Therefore, he believes that he has no recourse but to solicit proxies so that shareholders can take action at the upcoming annual meeting and so that they can elect an independent slate of executives and real estate professionals to serve as directors who will work more effectively in the best interests of all Post shareholders.

Q: WHEN WILL I RECEIVE MY GOLD PROXY CARD AND WHEN CAN I VOTE?

A: The preliminary proxy statement was filed with the Securities and Exchange Commission on April 7, 2003. We expect to conclude the Securities and Exchange Commission's review process in the next couple of weeks and hope to mail your definitive proxy statement and corresponding GOLD proxy card for electing the alternate slate of independent nominees proposed by John A. Williams during the week of April 21st.

Q: WHAT IS MR. WILLIAMS' PLAN TO ENHANCE SHAREHOLDER VALUE?

A: Mr. Williams believes his five nominees plus himself have the industry experience, the proven track records, the financial expertise, and in particular, the independence that is necessary to:

  -     raise the quality of Post's corporate governance,

  -     improve Post's operating performance, and

  -     enhance shareholder value

Mr. Williams' platform includes the formation of a Special Committee of the Board. This special committee would comprise solely independent directors to undertake a thorough exploration of all of Post's strategic alternatives to enhance shareholder value, including operational changes, stock buybacks, asset sales or a possible sale of the company as a whole.

It also envisions a plan to improve Post's performance in the current environment -- including an aggressive, but selective, corporate-level cost cutting strategy and a program to reestablish Post's high level of service and attention to detail to increase rental rates and occupancies at all properties.

Q: WHO ARE THE NOMINEES?

A: Mr. Williams' nominees for election to the Board are George R. Puskar, Roy E. Barnes, Paul J. Dolinoy, Thomas J.A. Lavin and Jansen Noyes III. Post needs people who have dealt successfully in a fiduciary role with tough economic conditions and tough situations facing real estate companies before. These nominees have. They are committed and well equipped to work with John A. Williams and Post management to halt the erosion in value at Post and focus on repairing and building it for the benefit of all shareholders. Mr. Williams is also supporting the election of L. Barry Teague, a Post Properties director-nominee.

Q: IF THE SLATE OF NOMINEES PROPOSED BY MR. WILLIAMS IS ELECTED, WHAT IS ITS STRATEGY FOR IMPROVING AND GROWING POST'S BUSINESS?

A:  This slate won't accept the status quo.

o A new Board and management intend to raise the quality of the Company's corporate governance through a number of measures. These include annual election of all directors, having a chairman with substantial experience in the multifamily apartment real estate industry and with public companies, and the use of equity for Board compensation.

o A new Board and management intend to take action to enhance value for all Post shareholders. Steps include a comprehensive and independent evaluation of a broad range of strategic alternatives, such as operational changes, asset sales coupled with stock buybacks on a leverage-neutral basis, and the possibility of a sale of the company as a whole.

o A new Board and management will take steps intended to improve the Company's performance -- operationally and financially. For example, implementing aggressive but selective cost cutting measures at the corporate level and re-focusing on employee training and the corporate culture of delivering high quality service -- a hallmark of Post since Williams founded it in 1971.

Q: HOW DO I VOTE IN FAVOR OF MR. WILLIAMS' PROPOSALS?

A: You may vote by mail or you may vote in person at the May 22nd Post Properties Annual Meeting. We expect to conclude the Securities and Exchange Commission's review process in the next couple of weeks and hope to mail your definitive proxy statement and corresponding GOLD proxy card for electing the alternate slate of independent nominees proposed by John A. Williams during the week of April 21st.

        To vote by mail, you must sign and date the GOLD Proxy Card and mail it to:

                               MacKenzie Partners
                               105 Madison Avenue
                               New York, NY 10016

If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted for Mr. Williams' five nominees and for
L. Barry Teague, and for the approval of the 2003 Incentive Stock Plan. We encourage you to examine your proxy card closely to make sure you are voting all of you shares in Post.

To vote in person at the Annual Meeting, you should attend the Annual Meeting and fill out a written ballot that will be distributed to Post shareholders at the Annual Meeting. If you hold your Post common stock through a brokerage account but do not have a physical share certificate, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q: WHAT IS THE RECORD DATE?

A: The record date for the Annual Meeting was March 25, 2003. Only holders of record of Post common stock as of the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting. Holders of record of Post common stock as of March 25, 2003 are urged to submit a GOLD proxy card, even if you sold your shares after that date.

Q: WHO CAN I CALL IF I HAVE ANY QUESTIONS OR COMMENTS?

A: You may call MacKenzie Partners, Inc. at (800) 322-2885.

                          YOUR VOTE IS VERY IMPORTANT.

              WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON,
                         PLEASE COMPLETE, SIGN, DATE AND
                           RETURN THE GOLD PROXY CARD.